EXHIBIT 16.1



       [MSPC Certified Public Accountants and Advisors,
          A Professional Corporation - Letterhead]


February 24, 2011

Securities and Exchange Commission
Washington, D.C.  20549

Commissioners:

We have read Green St. Energy, Inc.'s statements included under Item 4.01 of its Form 8-K/A (No. 1) and we agree with such statements concerning our firm.

/s/  MSPC Certified Public Accountants and Advisors,
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A Professional Corporation